Exhibit 99.1
For Immediate Release

Contacts: William R. Gargiulo, Jr.                                        231.526.1244
                    Donna Felch                                                       312.595.9123

The Female Health Company Confirms Guidance for FY
Ended September 30, 2008

CHICAGO, November 6, 2008- The Female Health Company (AMEX: FHC - News) which manufactures and markets the FC and FC2 Female Condoms®, today confirmed its guidance for the fiscal year ended September 30, 2008.

“We are very pleased to confirm that our August 2008 guidance regarding fiscal year 2008 growth in units and pre-tax income was on target.” noted O.B. Parrish, Chief Executive Officer of The Female Health Company.  “Growing global acceptance of the female condom as the only available FDA approved barrier contraceptive method controlled by women that provides protection against HIV/AIDS is the basis for our growth. The FC Female Condom is now available in over 100 countries, and we believe it will play an increasingly important role in the global battle against HIV/AIDS in the future.”

“In August 2008, we confirmed our previous sales guidance of 20% to 25% growth in units over the fiscal year 2007 level of 25.9 million units. At that time, we increased the pretax income guidance to be an increase of 200% to 250% over the FY2007 pre-tax income of $868,913.  We now reaffirm that guidance.”

 “We are optimistic regarding the outlook for The Female Health Company.  Our team members are now working with organizations in nearly all regions of the world, from Brazil to Cambodia, from the United Kingdom to India, from New York to South Africa.  Given the gravity of the HIV/AIDS pandemic, our results are an indicator of the even greater contribution the female condom will make to world health in coming years,” concluded Parrish.

About The Female Health Company

The Female Health Company (FHC), headquartered in Chicago, IL, is the maker of the FC Female Condom (FC1 and FC2), a revolutionary option offering women dual protection against both sexually transmitted diseases, including HIV/AIDS, and unintended pregnancy. FHC was created as a worldwide company in February 1996 with the purchase of Chartex Resources Ltd., the holder of exclusive worldwide rights to FC1. The Company holds exclusive product and technology patents for FC1 in the United States, Australia, Brazil, Canada, France, Germany, Italy, Spain, the United Kingdom, the People’s Republic of China, South Korea and Japan.  Patents are pending for FC2.  FHC is the sole manufacturer and marketer of the FC1 and FC2 female condoms in the world.

The Female Health Company and its partners currently market the Female Condom under FC Female Condom®, FC2 Female Condom®, Reality®, Femidom®, Femy®, and Care® in the rest of the world.

For more information about the Female Health Company visit the Company's website at http://www.femalehealth.com and http://www.femalecondom.org . If you would like to be added to the Company's e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com .

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release include the Company's financial guidance for fiscal 2008.  These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this release.  The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity; efficiency and supply constraints; and other risks detailed in the Company's press releases, shareholder communication and Securities and Exchange Commission filings, including the Company’s Form 10-KSB for the fiscal year ended September 30, 2007. Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.